Exhibit 10.16

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK AWARD AGREEMENT

pursuant to the

CHAPARRAL STEEL COMPANY AMENDED AND RESTATED 2005 OMNIBUS

EQUITY COMPENSATION PLAN

This NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of this      day of                     , 200     (the “Date of Grant”), between Chaparral Steel Company, a Delaware corporation (the “Company”), and                     , a non-employee member of the Board of Directors of the Company (“Director”).

W I T N E S S E T H :

WHEREAS, the Company desires to carry out the purposes of the Chaparral Steel Company 2005 Amended and Restated Omnibus Equity Compensation Plan (the “Plan”) by awarding to Director shares of the common stock, $0.01 par value per share (“Common Stock”), of the Company.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Award. Pursuant to the Plan, the Company hereby grants              shares of Common Stock (the “Restricted Shares”) to Director to be issued as hereinafter provided in Director’s name subject to certain restrictions thereon as hereinafter set forth.

2. Issuance and Delivery of Restricted Shares. The Restricted Shares shall be issued upon acceptance and execution hereof by Director and upon satisfaction of the terms of this Agreement. The certificates representing the Restricted Shares awarded hereunder shall be held in escrow by the Secretary of the Company as provided in Section 10.

3. Vesting of Restricted Shares.

(a) Subject to Section 4 below, one-third of the Restricted Shares shall become fully vested and shall no longer be subject to forfeiture on the date of the first annual meeting of stockholders of the Company (an “Annual Meeting”) following the Date of Grant, an additional one-third of the Restricted Shares shall become fully vested and shall no longer be subject to forfeiture on the date of the second Annual Meeting following the Date of Grant, and the remaining one-third of the Restricted Shares shall become fully vested and shall no longer be subject to forfeiture on the date of the third Annual Meeting following the Date of Grant.

(b) Notwithstanding anything to the contrary in this Agreement, 100% of the Restricted Shares shall become fully vested and shall no longer be subject to forfeiture (i) upon the death or Disability (as defined in the Plan) of Director during Director’s term

Form of Non-Employee Director Restricted Stock Agreement – Page 1 of 7

as a member of the Board of Directors of the Company; or (ii) upon Director’s removal as a member of the Board of Directors of the Company other than for Cause. For purposes of this Agreement, “Cause” shall mean (A) Director’s willful, material and irreparable breach of any agreement that governs the terms and conditions of his or her service to the Company; (B) Director’s breach of any fiduciary or other material duty to the Company or its stockholders; (C) Director’s gross negligence or gross incompetence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of such negligence) of any of Director’s material duties and responsibility; (D) Director’s dishonesty, fraud or willful misconduct with respect to the business or affairs of the Company or any of its subsidiaries; or (E) Director’s conviction of a felony crime involving moral turpitude.

4. Forfeiture of Restricted Shares. Upon Director’s termination of service as a member of the Board of Directors for any reason except as a result of the circumstances described in Section 3(b)(i) or (ii) of this Agreement, all nonvested Restricted Shares held by Director shall, immediately upon the occurrence of such event, be forfeited and, except as provided in Section 5 below, no compensation or other amounts shall be paid to Director with respect thereto. Such forfeited Restricted Shares shall cease to be outstanding and shall no longer confer on Director any rights as a stockholder with respect to the forfeited Restricted Shares as of the date of forfeiture and upon such forfeiture, Director shall cease to have any further rights or claims with respect to such forfeited Restricted Shares.

5. Repurchase of Shares in Case of Forfeiture.

(a) In the event Director has paid any consideration (such consideration hereinafter referred to as the “Purchase Price”) to the Company for the Restricted Shares, upon Director’s forfeiture of Restricted Shares as a result of an event described in Section 4 hereof, the Company shall repurchase all of such forfeited Restricted Shares and each such forfeited Restricted Share shall be returned to the Company as contemplated by the Plan. The repurchase price of the Restricted Shares to be sold to the Company under this Section 5 (the “Repurchase Price”) shall be equal to the Purchase Price paid by Director for the Restricted Shares that have been forfeited.

(b) The Company shall repurchase the Restricted Shares as soon as is administratively practical (but in any event within thirty (30) business days after the event of forfeiture) by the tender to Director of the Repurchase Price. Tender of the Repurchase Price to Director shall be effected by delivery via certified mail of a check in the amount of the Repurchase Price.

(c) The Repurchase Price shall be paid to Director only after the Company has received from Director all necessary assignments (including the Assignment Separate From Certificate in the form of Exhibit A), endorsements, certificates of authority, tax releases, consents to transfer, instruments and evidences of title as may be reasonably required by the Company and its counsel.

(d) If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the Repurchase Price for the Restricted Shares to be repurchased in accordance with the provisions of this Section 5, then from and after such time, the person from whom such Restricted Shares

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are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such Repurchase Price in accordance with this Section 5 and the Plan), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such Restricted Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

6. Restrictions on Transfer.

(a) The Restricted Shares may not be resold, pledged as security or otherwise transferred, assigned or encumbered by Director prior to the date such Restricted Shares are no longer subject to forfeiture, unless specifically agreed in writing by the Company.

(b) Director hereby agrees that Director shall make no disposition of the Restricted Shares unless and until:

(1) The forfeiture restrictions applicable to such Restricted Shares have lapsed;

(2) Director shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition, unless there is then in effect a registration statement under the Securities Act of 1933 (the “Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement;

(3) Director shall have complied with all requirements of this Agreement applicable to the disposition of the Restricted Shares; and

(4) If reasonably requested by the Company, Director shall have provided the Company an opinion of counsel in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Restricted Shares under the Securities Act or (B) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken; provided, however, that in no event shall an opinion of counsel be required if there is then in effect a registration statement under the Securities Act covering such proposed disposition.

(c) The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or transferred in violation of the provisions of this Section 6, or (ii) to treat as the owner of the Restricted Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Restricted Shares have been transferred in contravention of this Agreement. References herein to Director shall include, where applicable, a permitted transferee.

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7. Restrictive Legend. In order to reflect the restrictions on transfer of the Restricted Shares, the stock certificates for the Restricted Shares will be endorsed with the following legend:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Chaparral Steel Company.

8. Investment Representations. In connection with the grant of the Restricted Shares, Director represents to the Company that Director is accepting the Restricted Shares for Director’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Director has no present intention of selling, granting any participation in, or otherwise distributing the Shares. By executing this Agreement, Director further represents that Director does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Restricted Shares.

9. Stockholder Rights. Unless and until such time as the Restricted Shares are forfeited by Director pursuant to Section 4, Director shall have all the rights of a stockholder, including voting and dividend rights, with respect to the Restricted Shares, including the Restricted Shares held in escrow under Section 10, subject, however, to the transfer restrictions of Section 6.

10. Escrow.

(a) Deposit. Upon issuance, the certificates for the Restricted Shares shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Section 10. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other assets or securities that may be deposited from time to time with the Company pursuant to the requirements of the Plan, shall remain in escrow until such time or times as the certificates (or other assets or securities) are to be released or otherwise surrendered for cancellation in accordance with the Plan. Upon delivery of the certificates (or other assets or securities) to the Company, Director shall be issued an instrument of deposit acknowledging the number of Restricted Shares (or other assets or securities) delivered in escrow to the Assistant Secretary of the Company.

(b) Release or Surrender. The Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and/or cancellation:

(1) As the interest of Director in the Restricted Shares (or any other assets and securities issued with respect thereto) vests in accordance with Section 3, the certificates for such vested shares (as well as all other assets and

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securities issued with respect thereto) shall be released from escrow and delivered to Director within five (5) business days following the date such Restricted Shares become so vested, provided such Restricted Shares have not been forfeited pursuant to Section 4.

(2) Upon Director’s termination of service as a member of the Board of Directors, any escrowed Restricted Shares (or other assets and securities issued with respect thereto) in which Director is at the time vested shall be promptly released from escrow, provided such Restricted Shares have not been forfeited pursuant to Section 4.

(3) Should Director forfeit Restricted Shares pursuant to Section 4, then the escrowed certificates for such forfeited Restricted Shares (as well as all other assets and securities issued with respect thereto) shall be surrendered to the Company for cancellation concurrently with such forfeiture. Should the Company be required to repurchase the forfeited Restricted Shares pursuant to Section 5, then, concurrently with the payment of the Repurchase Price to Director for such forfeited Restricted Shares (and all other assets and securities issued with respect thereto), the escrowed certificates for such forfeited Restricted Shares (as well as all other assets and securities issued with respect thereto) shall be surrendered to the Company for cancellation. To facilitate the performance or observance by Director of this Section 10(b)(3), Director hereby irrevocably appoints (which appointment is coupled with an interest) the Company as the attorney-in-fact of Director to transfer any Restricted Shares (as well as other assets and securities issued with respect thereto) so forfeited to the Company, and Director agrees that the transfer of stock certificates (as well as all other assets and securities issued with respect thereto) with respect to forfeited Restricted Shares shall be specifically performable by the Company in a court of equity or law.

11. Section 83(b) Election. Director understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the Purchase Price, if any, paid for the Restricted Shares and their fair market value on the date any forfeiture restrictions applicable to such Restricted Shares lapse will be reportable as ordinary income at that time. Director understands that Director may elect to be taxed at the time the Restricted Shares are acquired hereunder to the extent the fair market value of the Restricted Shares differs from the Purchase Price, if any, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the Date of Grant. Director must provide a copy of any election made under Section 83(b) to the Company promptly after filing such election with the I.R.S. If the fair market value of the Restricted Shares at the Date of Grant equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit B hereto. Director understands that failure to make this filing within the 30-day period will result in the recognition of ordinary income by Director (in the event the fair market value of the Restricted Shares increases after the Date of Grant) as the forfeiture restrictions lapse. DIRECTOR ACKNOWLEDGES THAT IT IS DIRECTOR’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS

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FILING ON DIRECTOR’S BEHALF. DIRECTOR IS RELYING SOLELY ON DIRECTOR’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

12. Miscellaneous Provisions.

(a) Director Undertaking. Director hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions, including, without limitation, those set forth in Section 4 and Section 10(b)(3), imposed on either Director or the Restricted Shares pursuant to the express provisions of the Plan and this Agreement.

(b) Adjustment of Restricted Shares. The Restricted Shares subject to this Agreement and the vesting provisions applicable thereto will be adjusted from time to time, as determined by the Company, pursuant to the Plan.

(c) Assignment. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities. Except as provided in Section 6, the rights and obligations of Director hereunder may only be assigned with the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the permitted transferees, heirs, executors, administrators, and successors of the parties hereto.

(d) No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e) Entire Agreement. The Plan and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(g) Lapse of this Agreement. This Agreement shall be null and void in the event Director shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Director.

(h) No Contract for Service. This Agreement does not constitute a contract for service as a member of the Company’s Board of Directors and shall not affect the right of the Company to request Director’s resignation as a member of the Board of Directors for any reason whatsoever.

(i) Construction. The Company shall have authority to make reasonable constructions of this Agreement and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe reasonable rules and regulations relating to the administration of this Agreement.

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(j) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(k) Notice. Any notice relating to this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the Company at its main office at 300 Ward Road, Midlothian, Texas 76065 or to such other address as may be hereafter specified by the Company, to the attention of the Company’s General Counsel. All notices to Director shall be delivered to Director at Director’s address specified below or to such other address as may be hereafter specified by Director.

(l) Governing Instrument and Law. This Agreement and any Restricted Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan, which terms and provisions are hereby incorporated herein by reference, and by the laws of the State of Texas, and in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

CHAPARRAL STEEL COMPANY

By:
Name:
Title:

Agreed and Accepted:

DIRECTOR1

Printed Name:
Address:

[1]

I have received, completed, executed and retained the I.R.C. Section 83(b) election that was attached hereto as Exhibit B. As set forth in Section 11 above, I understand that I, and not the Company, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will forfeit the significant tax benefits of Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal tax returns for the current tax year and an additional copy for my records.

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                              hereby sells, assigns and transfers unto CHAPARRAL STEEL COMPANY, a Delaware corporation (the “Company”),                              (            ) shares of the common stock of the Company standing in the name of                      on the books of the Company represented by Certificate No.              herewith and does hereby irrevocably constitute and appoint the Secretary of the Company Attorney-in-Fact to transfer the said stock on the books of the within named Company with full power of substitution and resubstitution in the premises.

Dated:

(Signature)	(Signature of Spouse, if any)

(Print Name)	(Print Name)

EXHIBIT B

FORM OF 83(B) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

(1) The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name of Taxpayer:
Spouse:
Address of Taxpayer:

Taxpayer ID No.:
Spouse’s ID No.:
Taxable Year:	Calendar Year

(2) The property with respect to which the election is being made is                      shares of the common stock of Chaparral Steel Company, a Delaware corporation (the “Company”).

(3) The property was issued on                     .

(4) The property is subject to forfeiture if the undersigned taxpayer’s provision of services to the Company is terminated under certain circumstances. The forfeiture restrictions lapse in a series of three equal annual installments on the date of the three annual meetings of stockholders following the date of grant.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $             per share.

(6) The amount paid for such property is $             per share.

(7) A copy of this statement was furnished to the Company for whom the undersigned taxpayer rendered the service underlying the transfer of property.

(8) This statement is executed as of:                     , 2005.

Taxpayer	Spouse of Taxpayer (if any)

(Signature)	(Signature)

(Print Name)	(Print Name)

CONSENT OF SPOUSE

I,                                     , spouse of                          (“Director”), have read and approve the foregoing Agreement. In consideration of granting to Director                      shares of the common stock of Chaparral Steel Company as set forth in the Agreement, I hereby appoint Director as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of Texas or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:                     , 2005.

Spouse of Director

(Signature)

(Print Name)